                                                                    EXHIBIT 3.26
                           ARTICLES OF ORGANIZATION
                                      OF
                                PABTEX GP, LLC

     The undersigned, acting as the sole organizer of a limited liability company under the Texas Limited Liability Company Act (the "Act"), does hereby adopt the following Articles of Organization for PABTEX GP, LLC (the "Company"):

                                  ARTICLE ONE

     The name of the Company is PABTEX GP, LLC.

                                  ARTICLE TWO

     The period of duration of the Company is perpetual.

                                 ARTICLE THREE

     The purpose for which the Company is organized is the transaction of any or all lawful business for which limited liability companies may be organized under the Act.

                                 ARTICLE FOUR

     The address of the initial registered office of the Company in Texas is 1021 Main St., Suite 1150, Houston, Texas 77002, and the name of the initial registered agent of the Company at that address is CT Corporation System.

                                 ARTICLE FIVE

     The Company is to be managed by its members and shall have no managers. The Regulations of the Company will be adopted by the members, and the power to alter, amend and/or repeal the Regulations and/or adopt new Regulations is vested in the members. The name and address of the initial member is as follows:

                                 Southern Industrial Services, Inc.
                                 c/o The Corporation Trust Company
                                 1209 Orange Street
                                 Wilmington, Delaware 19801

                                  ARTICLE SIX

     Any action required by the Act or the Texas Business Corporation Act ("TBCA") to be taken at any annual or special meeting of members, or any action that may be taken at any annual or special meeting of members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of membership interests having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all membership interests entitled to vote on the action were present and voted. Prompt notice of the taking of any action by the members without a meeting by less than unanimous written consent shall be given to those members who did not consent in writing to the action.

                                 ARTICLE SEVEN

     No member shall have a preemptive right to acquire any membership interests or securities of any class that may at any time be issued, sold, or offered for sale by the Company.

                                 ARTICLE EIGHT

     A member of the Company shall not be liable to the Company or its members for monetary damages for an act or omission in the member's capacity as a member, except that this Article Eight does not eliminate or limit the liability of a member to the extent the member is found liable for (i) a breach of the member's duty of loyalty to the Company or its members; (ii) an act or omission not in good faith that constitutes a breach of duty of the member to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the member received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the member's office; or (iv) an act or omission for which the liability of a member is expressly provided in an applicable statute. Any repeal or amendment of this Article Eight by the members of the Company shall be prospective only and shall not adversely affect any limitation on the liability of a member of the Company existing at the time of such repeal or amendment. In addition to the circumstances in which the member of the Company is not liable as set forth in the preceding sentences, the member shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a member or of a director of a corporation.

                                 ARTICLE NINE

     The Company shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (i) is or was a member or officer of the Company or (ii) while a member or officer of the Company, is or was serving at the request of the Company as a director, manager, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a limited liability company may grant indemnification to a member under the Act and the TBCA, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any member or officer who is elected and accepts the position of member or officer of the Company or elects to continue to serve as a member or officer of the Company while this Article Nine is in effect. Any repeal or amendment of this Article Nine shall be prospective only and shall not limit the rights of any such member or officer or the obligations of the Company with respect to any claim arising from or related to the services of such member or officer in any of the foregoing capacities prior to any such repeal or amendment of this Article Nine. Such right shall include the right to be paid or reimbursed by the Company for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Act and the TBCA, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within 90 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Act and the TBCA, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its members or any committee thereof, special legal counsel, or members) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Company (including its members or any committee thereof, special legal counsel, or members) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, regulation, resolution of members or members, agreement, or otherwise.

     The Company may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

     To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Article Nine shall extend to proceedings involving the negligence of such person.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                  ARTICLE TEN

     The name and address of the sole organizer of the Company is as follows:

                                   Brian S. Johnson
                                   c/o Jenkens & Gilchrist, P.C.
                                   600 Congress Avenue, Suite 2200
                                   Austin, Texas 78701

     IN WITNESS WHEREOF, these Articles of Organization have been executed on the 22/nd/ day of December, 2000 by the undersigned, to be effective January 1, 2001.

                                                   SOLE ORGANIZER


                                                   /s/ Brian S. Johnson
                                                   -----------------------------
                                                   Brian S. Johnson

     I, the undersigned organizer of PABTEX GP, LLC, a limited liability company to be organized with the Texas Secretary of State, do hereby disclaim any and all interests in said limited liability company.


                                                   /s/ Brian S. Johnson
                                                   -----------------------------
                                                   Brian S. Johnson